ARITLAS LLP

Counselors-At-Law

550 Cochituate Road, East Wing, Suite 425

Framingham, MA 01701

                                 November 5, 2011

Simple Capital Trust

One Apple Hill, Suite 316

Natick, Massachusetts 01760

Re:   Simple Capital Trust

         File Nos. 333-142326 and 811-22054

Dear Ladies and Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 3 to The Simple Capital Fund’s Registration Statement on Form N-1A. In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on April 24, 2007 as an Exhibit to Simple Capital Fund’s Registration Statement on Form N-1A.

                                 Very Truly Yours,

                                 /s/ ARITLAS LLP

Aritlas LLP